Exhibit 21.1

LIST OF SUBSIDIARIES

Name of Entity	State of Organization
131 Dartmouth LLC	Massachusetts
Berkshire Crossing Retail, LLC	Delaware
Berkshire Crossing Shopping Center, LLC	Delaware
Bradley Financing Corporation	Delaware
Bradley Financing Partnership	Delaware
Bradley Operating Limited Partnership	Delaware
Bradley Spring Mall Limited Partnership	Delaware
Bradley Spring Mall, Inc.	Delaware
Colby Grove Retail, LLC	Delaware
Crossroads Exchange Intermediary LLC	Delaware
Grand Traverse Crossing Shopping Center, LLC	New York
Grove Court Shopping Center, LLC	Delaware
Heritage Buckingham Place SPE Limited Partnership	Delaware
Heritage Buckingham Place SPE MGR LLC	Delaware
Heritage Burlington Square LLC	Delaware
Heritage Clocktower Place SPE LLC	Delaware
Heritage Clocktower Place SPE MGR Inc.	Delaware
Heritage Colonial Commons GP, LLC	Delaware
Heritage Colonial Commons LP	Delaware
Heritage Colonial Commons Trust	Pennsylvania
Heritage Colonial Holdings GP, LLC	Delaware
Heritage Colonial Holdings LP	Delaware
Heritage Colonial Holdings Trust	Pennsylvania
Heritage Commonwealth Corp.	Delaware
Heritage County Line Plaza SPE LLC	Delaware
Heritage County Line Plaza SPE MGR LLC	Delaware
Heritage East Richardson GP LLC	Delaware
Heritage East Richardson Limited Partnership	Delaware
Heritage Hale Road LLC	Delaware
Heritage Hale Road MGR LLC	Delaware
Heritage Intercontinental GP LLC	Delaware
Heritage Intercontinental Limited Partnership	Delaware
Heritage Lakes Crossing, LLC	Delaware
Heritage Manchester I LLC	Delaware
Heritage Manchester II LLC	Delaware
Heritage Manchester III LLC	Delaware
Heritage Manchester III MGR LLC	Delaware
Heritage Montgomery SPE LLC	Delaware
Heritage Montgomery SPE MGR Inc.	Delaware
Heritage Northern Hills LLC	Delaware
Heritage Northern Hills MGR LLC	Delaware
Heritage Old Bridge LLC	Delaware
Heritage Property Acquisition LLC	Delaware
Heritage Property Investment Limited Partnership	Delaware
Heritage RDG, LLC	Delaware
Heritage Realty Management, Inc.	Maryland
Heritage Realty Special LP Corporation	Maryland
Heritage Slater Street LLC	Delaware
Heritage Slater Street MGR LLC	Delaware

Heritage Southwest GP LLC	Delaware
Heritage Southwest Limited Partnership	Delaware
Heritage SPE Corp.	Delaware
Heritage SPE LLC	Delaware
Heritage SPE MGR LLC	Delaware
Heritage Spradlin SPE LLC	Delaware
Heritage Spradlin SPE MGR Inc.	Delaware
Heritage Trinity Commons SPE Limited Partnership	Delaware
Heritage Trinity Commons SPE MGR LLC	Delaware
Heritage Warminster SPE LLC	Delaware
Heritage Warminster SPE MGR Inc.	Delaware
Heritage Westwood Development LLC	Delaware
Heritage Westwood La Vista LLC	Delaware
Heritage Wolfcreek I LLC	Delaware
Heritage Wolfcreek II LLC	Delaware
Heritage Wolfcreek III LLC	Delaware
Heritage-Austen Acquisition, Inc.	Maryland
HTG-Exchange Accommodator A LLC	Delaware
HTG-Exchange Accommodator B LLC	Delaware
HTG-Exchange Accommodator C LLC	Delaware
Intercontinental Heritage Fairview Corners LLC	Delaware
Intercontinental Heritage Skillman LLC	Delaware
Net Manager LLC	Delaware
NH Heritage Limited Partnership	New Hampshire
Pioneer Grand Traverse Company, LLC	New York
Salmon Run Plaza, LLC	Delaware
Slater Street Exchange Intermediary LLC	Delaware
Williamson Square Associates Limited Partnership	Illinois